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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): July 31, 2000

                         PAN WESTERN ENERGY CORPORATION
               (Exact name of registrant as specified in charter)

             OKLAHOMA                       0-22349            73-1130486
   (State or other jurisdiction        (Commission File       (IRS Employer
of incorporation or organization)           Number)         Identification No.)

                            1390 SOUTH POTOMAC STREET
                                    SUITE 136
                             AURORA, COLORADO 74119
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 681-9344


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

           In July of 2000, IntelliReady, Inc., a Colorado corporation, approached Pan Western Energy Corporation (the "Company") concerning a possible merger of the Company and IntelliReady, Inc. IntelliReady, Inc. is a structured wiring company that provides home and commercial automation services to its clients. IntelliReady, Inc. currently operates in the Denver Metropolitan Area but anticipates expanding its operation into additional metropolitan markets. IntelliReady, Inc. has recently raised $1,500,000 in equity through a Regulation D, Rule 506 offering pursuant to the Securities Act of 1933. IntelliReady, Inc. intends to use the proceeds of the offering for general corporate purposes, including but not limited to debt reduction and expansion. On October 4, 2000 under the terms of a Merger Agreement and Plan of Reorganization dated August 25, 2000 (the "Agreement") IntelliReady, Inc. merged into a newly created, wholly owned subsidiary of the Company in exchange for approximately 95% of the Company's common stock.

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         On August 29, 2000, as part of the transaction described above. Clayton
E. Woodrum and B.E. (Bud) Livingston resigned as directors of the Company. The remaining directors of the Company elected Thomas J. Wiens and Gerald Raskin to serve the remaining term of the resigning directors.

         (See Exhibit 2.1. Merger Agreement and Plan of Reorganization and
Exhibit 2.2 Extension and Modification Agreement.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         During the fourth quarter of 1999, the Company retained Albrecth & Associates, Inc., Houston, Texas, to dispose of the Company's oil and gas properties. Albrecth & Associates, Inc. specializes in the disposition of oil and gas properties and is one of the leaders in this specialized field. No offer to purchase the properties was received prior to December 31, 1999 that was sufficient to pay the Company's secured and unsecured creditors and efforts to sell the properties were discontinued.

         On June 14, 2000, the Company entered into a series of agreements with entities that are related to each other through common ownership. The Company initially executed an agreement with its major lender, Triassic Energy Partners, L.P. ("Triassic"), transferring substantially all of the Company's oil and gas properties to Devonian Energy Partners, L.P. ("Devonian") in lieu of a foreclosure proceeding. The oil and gas properties transferred to Devonian served as collateral for the repayment of approximately $8.9 million (including amounts advanced to pay unsecured creditors as discussed below) of non-recourse secured debt owed to Triassic by the Company. This debt was assumed by Devonian and the Company was released from its debt obligation to Triassic. The Company expects to recognize a gain of approximately $3.7 million on this extinguishment of the Triassic debt. Further, as part of the transaction, Triassic agreed to make up to $590,000 available to the Company under the existing credit facility to pay unsecured creditors. In addition, Cambrian Capital Partners, L.P. ("Cambrian") agreed to purchase from the Company the greater of 402,430 shares or 10% of the Company's outstanding common stock for $10,000. Upon settling all outstanding unsecured liabilities associated with the oil and gas properties transferred to Devonian and entering into the Agreement, Cambrian paid the Company additional consideration for this stock in the amount of $220,998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         The Registrant files the following exhibits as part of this report:

            2.1 Merger Agreement and Plan of Reorganization

            2.2 Extension and Modification Agreement




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PAN WESTERN ENERGY CORPORATION
                                                    (Registrant)


Date:    October 19, 2000                   /s/ Sid L. Anderson
                                            ------------------------------------
                                                       (Signature)

                                            Sid L. Anderson
                                            President and CEO


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                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

 2.1           Merger Agreement and Plan of Reorganization

 2.2           Extension and Modification Agreement